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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) June 26, 1997




                            TRANSGLOBE ENERGY CORP.
             (Exact name of registrant as specified in its charter)



                                British Columbia
                 (State or other jurisdiction of incorporation)



                                    0-11378
                            (Commission File Number)


                                 Not Applicable
                       (IRS Employer Identification No.)



                                   Suite 1450
                             505 - 3rd Street S.W.
                            Calgary, Alberta T2P 3E6
                                 (403) 264-9888
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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.  N/A



ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.  N/A



ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.  N/A



ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.  N/A



ITEM 5. OTHER EVENTS. Pursuant to Rule 135c as promulgated under the Securities Act of 1933, the Registrant submits herewith and incorporates herein its Press Release dated June 26, 1997 with respect to the conditional listing of certain of its common shares as restricted "Dot S" securities on the Alberta Stock Exchange, and the issuance by certain Canadian securities regulatory authorities of receipts for a prospectus related thereto.



ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.  N/A



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.  N/A



ITEM 8.  CHANGE IN FISCAL YEAR.  N/A



ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

See Item 5, above.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


TRANSGLOBE ENERGY CORP.



   C.S. (JUNEYT) TIRMANDI
By ------------------------
   C.S. (Juneyt) Tirmandi
   Chief Financial Officer



Date June 26, 1997
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                                                      1450 - 505 3rd Street S.W.
                                                                Calgary, Alberta
                                                                         T2P 3E6



June 26, 1997, Calgary, Alberta -- TRANSGLOBE ENERGY CORPORATION (ASE, symbols "TGL" and "TGL.S", NASDAQ, symbols "TGLEF")

PROSPECTUS RECEIPTED; ALBERTA STOCK EXCHANGE CONDITIONAL LISTING

TransGlobe Energy Corporation announced today that it has obtained final receipts from the BC, Alberta, Ontario and Quebec Securities Commissions for its final prospectus dated June 23, 1997 qualifying the issuance of 4,400,000 common shares issuable on the exercise of outstanding special warrants issued for US$5.72 million on March 26, 1997.

In addition, The Alberta Stock Exchange (the "ASE") has conditionally listed TransGlobe's common shares under the trading symbol "TGL". Listing on the ASE is subject to TransGlobe filing certain documentation on or prior to July 15, 1997.

Pursuant to the prospectus, on July 7, 1997 the 4,400,000 special warrants will convert into 4,400,000 common shares of TransGlobe (the "Dot S Shares"). These "Dot S Shares" have not been registered under the US Securities Act of 1933, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements, and will bear the following legend, "The securities represented hereby have not been registered under the United States Securities Act of 1933, and until March 26, 1998 may only be transferred in accordance with the provisions of Regulation S promulgated thereunder." (the "Regulation S Legend"). The ASE has also conditionally listed the Dot S Shares bearing the Regulation S Legend in a special market for restricted shares under the trading symbol "TGL.S". Listing on the ASE is subject to TransGlobe filing certain documentation on or prior to July 15, 1997.

The Dot S shares may only be sold in accordance with the provisions of Regulation S under the United States Securities Act of 1933. This means that:
(a)  the Dot S Shares are not "good delivery" for sale through NASDAQ;
(b) the Dot S Shares are not "good delivery" if sold as unlegended TGL shares through the ASE;
(c) the Dot S Shares are "good delivery" if sold as TGL.S shares through the ASE;
(d) no offer to sell the Dot S Shares may be made to a person in the United States;
(e) the seller must not be an "affiliate" (as defined below) of TransGlobe, unless he is an affiliate of TransGlobe solely by virtue of holding a position as a director or officer of TransGlobe;
(f) the sale of the Dot S Shares must be executed through the facilities of the ASE in accordance

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     with the procedures of the ASE, and neither the seller nor any person acting on the seller's behalf knows that the sale has been prearranged with a buyer in the United States;
(g) no "directed selling efforts" may be made in the United States by the seller, any affiliate of the seller, or any person acting on behalf of the seller;
(h) the seller is not a person who participated, pursuant to any contractual arrangement, in the distribution of the Dot S Shares;
(i) that in the event the seller is a director or officer of TransGlobe, no selling concession, fee or other remuneration may be paid in connection with such offer or sale other than the usual and customary broker's commission that will be received by a person executing such transaction as agent; and
(j)  the sale must not be a part of or incident to any hedging transaction.

Subject to the foregoing restrictions, anyone may buy the Dot S Shares through the ASE.

Under Rule 904, shareholders who are not "distributors" of securities or, with certain exceptions, "affiliates" of TransGlobe, will be able to claim an exemption from U.S. securities registration if they resell their Dot S Shares through the ASE, provided that certain conditions are met.

For these purposes, "distributors" are defined as persons who participated, pursuant to a contractual arrangement, in the distribution of the Dot S Shares.

"Affiliates" are defined as persons who control, are controlled by, or are under common control with, TransGlobe, and whether a person is an affiliate depends on all the facts and circumstances, including the extent to which they direct or influence corporate policy. As a rule of thumb, shareholders who own less than ten percent of the common stock of TransGlobe will not, unless they are also officers or directors of TransGlobe, be considered "affiliates," and under certain circumstances even those who own more than ten percent will not be considered "affiliates."

The other 13,781,377 unlegended common shares of TransGlobe which are listed on NASDAQ will trade as usual. They are conditionally listed on the ASE under the trading symbol "TGL" as well as listed on NASDAQ under the symbol "TGLEF" and will be unaffected by the Regulation S selling restrictions on the 4,400,000 Dot S Shares (the common shares issued on the exercise of the previously-issued special warrants).



On behalf of the Board of Directors of
TRANSGLOBE ENERGY CORPORATION

Ross G. Clarkson
President

For further information, please contact the Company at (403) 264-9888.